EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 28, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in West Pharmaceutical Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such registration statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Philadelphia, PA
August 29, 2002